UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2005

La Quinta Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-9110	95-3419438
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas		75038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-492-6600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

La Quinta Properties, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-9109	95-3520818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Hidden Ridge, Suite 600, Irving, Texas		75038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-492-6600

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Employment Agreement With Chief Financial Officer

Steven A. Schumm, age 52, joined La Quinta Corporation ("LQ Corporation") as Executive Vice President and Chief Financial Officer on July 25, 2005. Mr. Schumm also serves as Executive Vice President and Chief Financial Officer of La Quinta Properties, Inc. ("LQ Properties" and together with LQ Corporation, "La Quinta"). In this capacity, Mr. Schumm will serve as the principal financial officer of La Quinta. Mark W. Osterberg, La Quinta’s Vice President and Chief Accounting Officer, previously served as La Quinta’s principal financial officer prior to Mr. Schumm’s appointment.

Prior to joining La Quinta, Mr. Schumm served as Executive Vice President -- Chief Administrative Officer of Charter Communications, Inc. ("Charter"), a broadband communications company, from 1998 to 2005. He also served as Interim Chief Financial Officer of Charter from December 2002 to January 2004. Mr. Schumm was a partner of Ernst & Young LLP from 1984 to 1998, where he was Managing Partner of Ernst & Young's St. Louis office and a member of the Ernst & Young National Tax Committee. Mr. Schumm joined Ernst & Young in 1974 and served in a variety of capacities during his years of service with the firm.

On July 22, 2005, the Compensation Committees of the Board of Directors (the "Compensation Committee") of La Quinta approved, and then LQ Corporation entered into, an Employment Agreement with Mr. Schumm dated as of July 25, 2005 (the "Agreement"). Pursuant to the Agreement, Mr. Schumm has agreed to serve as an executive officer of LQ Corporation for a three-year term. The Agreement will automatically renew for successive one-year terms unless six months' notice of non renewal is given by either party. However, in the event of a change in control (as defined in the Agreement), the term of the Agreement will expire at the later of (i) the end of the remaining term then in effect or (ii) two years from the date of such change in control.

The Agreement establishes the basis for Mr. Schumm’s compensation, including (i) his initial annual base salary of $350,000; (ii) a signing bonus of $150,000; (iii) an initial grant of options to purchase 140,000 La Quinta paired shares (as defined below), vesting 25% on each anniversary of the grant date for four years; (iv) an initial grant of 50,000 restricted paired shares, vesting on the fourth anniversary of the grant date; and (v) an annual bonus, to be determined by the Compensation Committee of 75% of his base salary for satisfaction of annual goals, which may be increased to an amount up to 150% of his base compensation if he significantly exceeds annual goals. LQ Corporation has agreed that his annual bonus for 2005 shall not be less than 75% of his prorated 2005 base salary. He is also eligible to receive additional long-term incentives such as performance awards of paired shares and options to purchase paired shares in accordance with LQ Corporation’s benefit plans and as determined by the Compensation Committee. Paired shares means the shares of common stock of LQ Corporation, par value $0.01 per share, that are attached and trade as a single unit with the shares of Class B common stock, par value $0.01 per share, of LQ Properties.

During the term of the Agreement and until the first anniversary date of the termination of his employment, Mr. Schumm may not, directly or indirectly, (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or as agent of, LQ Corporation to terminate such person's employment or agency, as the case may be, with LQ Corporation or (ii) divert, or attempt to divert, any person, concern or entity from doing business with LQ Corporation. However, if Mr. Schumm’s employment with LQ Corporation terminates under certain specified circumstances, his obligations under the noncompetition provisions do not apply.

If Mr. Schumm is terminated without cause (as defined in the Agreement) or if he terminates his employment for good reason (as defined in the Agreement), and a change in control has not occurred, LQ Corporation will pay the executive a lump sum equal to one times the sum of his then current base salary and then current base target bonus, plus an amount equal to his target bonus for the year of termination, pro-rated to the date of termination. LQ Corporation also will provide him with medical and certain other insurance benefits for up to one year.

If a change in control occurs and Mr. Schumm’s employment is terminated within two years of such change in control as a result of an executive termination event (as defined in the Agreement), then LQ Corporation will pay him an amount equal to two times the greater of (i) the average of his annual base salary for the three fiscal years preceding the change in control or (ii) his then current base salary, plus two times the greater of (A) the average of his cash bonuses paid with respect to the last two fiscal years preceding the change in control or (B) his base target bonus. In addition, the executive's outstanding performance shares (as defined in the Agreement) and stock options will immediately vest and LQ Corporation will provide him with medical and certain other insurance benefits for up to two years. LQ Corporation will also pay Mr. Schumm his full base salary through the termination date, as well as an amount equal to the pro rata amount of his base target bonus, provide outplacement assistance and cash out any cash-based long-term incentives on a pro rata basis, based on the greater of actual goal achievement or target.

The Agreement also provides for (i) a tax gross-up in the event specified taxes are incurred by Mr. Schumm with respect to any payments or benefits provided under the Agreement in the event of a change in control, (ii) indemnification to the fullest extent permitted by law for any costs, charges and expenses incurred by Mr. Schumm in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been an officer or employee of LQ Corporation or any of its affiliates and (iii) participation by Mr. Schumm in LQ Corporation’s employee benefit plans, including an automobile allowance and reimbursement for relocation expenses.

The above summary description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1 and by this reference made a part hereof.

(b) Amended and Restated La Quinta Executive Supplemental Retirement Agreement

On July 22, 2005, the Compensation Committee approved, and La Quinta entered into, an Amended and Restated La Quinta Executive Supplemental Retirement Agreement with Francis W. Cash, Chairman and Chief Executive Officer of La Quinta (the "Amended SERP"). The Amended SERP amends and restates Mr. Cash’s 2001 executive supplemental retirement agreement with La Quinta (the "Original SERP") to comply with recent federal legislation affecting deferred compensation arrangements. The Amended SERP provides for payment of the same amount of Normal Retirement Benefit (as defined below) to Mr. Cash as the Original SERP.

Pursuant to the Amended SERP, Mr. Cash will be fully vested and entitled to a supplemental lump sum retirement benefit of $8,638,000 (pretax) (the "Normal Retirement Benefit") upon the first to occur of the following:
(i) his 65th birthday, provided he remains employed by La Quinta at the time;
(ii) a change in control (as defined in the Amended SERP) , provided he remains employed by La Quinta at the time;
(iii) termination of his employment by La Quinta without cause (as defined in the Amended SERP);
(iv) termination of his employment by him for good reason (as defined in the Amended SERP); or
(v) termination of his employment due to disability (as defined in the Amended SERP).

Absent a change in control, the Normal Retirement Benefit will be paid to Mr. Cash upon the later of (i) six months following termination of his employment for any reason or (ii) January of the year immediately following the year in which termination of his employment occurs. Upon a change in control, the Normal Retirement Benefit becomes fully vested and payable six months following termination of his employment for any reason. If Mr. Cash’s employment is terminated by La Quinta for cause or by Mr. Cash without good reason prior to his 65th birthday (and prior to a change in control), then no benefits are payable under the Amended SERP.

If payment of the Normal Retirement Benefit occurs after Mr. Cash reaches age 65, Mr. Cash is also entitled to receive interest on the Normal Retirement Benefit from the date he reaches age 65 until the date of payment at a rate of 7% per annum. If Mr. Cash dies before reaching age 65 while employed by La Quinta, his beneficiary will receive $4,319,000 (pretax) as a death benefit. If Mr. Cash dies after reaching age 65 while employed by La Quinta, his beneficiary will receive the Normal Retirement Benefit as a death benefit. In the event payment of the Normal Retirement Benefit is delayed beyond Mr. Cash’s 65th birthday, La Quinta will make an irrevocable contribution to a rabbi trust in an amount that, when added to any existing assets in the trust, would be sufficient to cover the full amount of the Normal Retirement Benefit. La Quinta will also make annual contributions thereafter to cover any accrued interest on the Normal Retirement Benefit.

The above summary description of the Amended SERP is qualified in its entirety by reference to the Amended SERP attached hereto as Exhibit 10.2 and by this reference made a part hereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The information set forth above in Item 1.01(a) regarding Steven A. Schumm is hereby incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 Employment Agreement dated as of July 25, 2005 between LQ Corporation and Steven A. Schumm

Exhibit 10.2 Amended and Restated La Quinta Executive Supplemental Retirement Agreement dated as of July 22, 2005 among LQ Corporation, LQ Properties and Francis W. Cash

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Quinta Corporation

July 25, 2005	By:	/s/ Mark W. Osterberg

Name: Mark W. Osterberg
Title: Vice President and Chief Accounting Officer

La Quinta Properties, Inc.

July 25, 2005	By:	/s/ Mark W. Osterberg

Name: Mark W. Osterberg
Title: Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated as of July 25, 2005 between LQ Corporation and Steven A. Schumm
10.2	Amended and Restated La Quinta Executive Supplemental Retirement Agreement dated as of July 22, 2005 among LQ Corporation, LQ Properties and Francis W. Cash